UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-19961	98-1340767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway, Lewisville, Texas	75056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 937-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	OFIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 11, 2023, the Board of Directors (the “Board”) of Orthofix Medical Inc. (“Orthofix” or the “Company”) terminated the employment of Keith Valentine, the Company’s Chief Executive Officer, John Bostjancic, the Company’s Chief Financial Officer and Patrick Keran, the Company’s Chief Legal Officer. The Board’s decision follows an investigation conducted by independent outside legal counsel and directed and overseen by the Company’s independent directors. As a result of the investigation, the Board determined that each of these executives engaged in repeated inappropriate and offensive conduct that violated multiple code of conduct requirements and was inconsistent with the Company’s values and culture. The Company has notified Mr. Valentine, Mr. Bostjancic and Mr. Keran that such terminations have been made for “Cause,” as defined in applicable employment-related agreements (including each executive’s respective Change in Control and Severance Agreement, dated June 19, 2023). As a result, the Company does not believe it is required to make any further payments to the terminated executives, other than payment of salary for the days worked in the current pay period through September 12, 2023 and unused paid time off. In connection with Mr. Valentine’s termination, the Board has asked him to resign from the Board.

Also on September 11, 2023, the Board appointed Catherine M. Burzik, the current Chair of the Board, as Interim Chief Executive Officer, effectively immediately. The Board also appointed Geoffrey C. Gillespie as Interim Chief Financial Officer and Puja Leekha as Interim Chief Legal Officer, each effective immediately.

Ms. Burzik, age 72, was appointed Chair of the Board in June 2023. She previously served as the Chair of the Orthofix Board from 2021-2022 before assuming the position of Lead Independent Director in January 2023. She previously served as President and Chief Executive Officer of Kinetic Concepts, Inc., a global medical device company, from 2006 until the company’s sale in 2011. Prior to that, Ms. Burzik served as President of Applied Biosystems Group and held senior executive positions at Eastman Kodak and Johnson & Johnson, including Chief Executive Officer and President of Kodak Health Imaging Systems and President of Ortho-Clinical Diagnostics, Inc., a Johnson & Johnson company. Since 2013, Ms. Burzik has served as a member of the Board of Directors of Becton, Dickinson and Company, where she currently chairs the Quality and Regulatory Compliance Committee and serves on the Corporate Governance and Nominating Committee. Ms. Burzik serves as Chairman Emeritus of StemBioSys, Inc. and Chairman Emeritus of the American College of Wound Healing and Tissue Repair. Ms. Burzik previously served on the Board of Directors for the San Antonio Branch of the Dallas Federal Reserve Board, Allscripts, Inc., Bausch & Lomb, Cordis Corporation and AdvaMed. Additionally, Ms. Burzik previously served as a member of the Board of Directors of Haemonetics Corporation from 2016 to 2023, where she chaired the Technology Committee and served on the Audit Committee.

Mr. Gillespie, age 52, has served as the Vice President, Corporate Controller of Orthofix since May 2021, and previously served as Senior Director of U.S. Accounting and Consolidations at the Company from August 2013 until his promotion in 2021. Prior to joining Orthofix, Mr. Gillespie held various financial reporting management roles at Flowserve, and prior to that, at Deloitte for over seven years. Mr. Gillespie holds a Bachelor of Applied Science in Accounting and Finance from the University of Utah and a Masters of Business Administration in Finance from Baylor University.

Ms. Leekha, age 47, joined Orthofix in 2023 as Senior Vice President, Chief Ethics and Compliance Officer. In this role she is responsible for all aspects of the Company’s compliance program and policies. Prior to joining Orthofix, Ms. Leekha spent more than 18 years in a variety of legal and compliance roles within the medical device and pharmaceutical industries, including with Stryker, a global medical technology company, and as a litigator with the law firm now known as Faegre Drinker Biddle & Reath LLP defending medical device and pharmaceutical companies in product liability actions. Most recently, from June 2018 until joining Orthofix, she served as Vice President, Chief Compliance Officer, and Corporate Counsel, North America for Lundbeck, a global biopharmaceutical company committed to researching, developing and delivering transformative therapies for brain diseases. At Lundbeck, Ms. Leekha reported directly to Lundbeck’s President of North America and was responsible for the leadership, development, implementation and management of the company’s Compliance Program. She was also responsible for the negotiation, implementation and execution of Lundbeck’s Corporate Integrity Agreement with the Office of the Inspector General. Ms. Leekha was a member of Lundbeck’s North America Senior Leadership Team, Lundbeck’s Global Leadership Team, and Lundbeck’s Global Legal Leadership Team. She was the Chair of the Compliance Committee and served as the Executive Sponsor for Lundbeck’s Diversity, Equity & Inclusion Council.

The Company anticipates that the Compensation and Talent Development Committee of the Board will review compensation arrangements for the newly appointed executives in the near-term.

Item 7.01	Regulation FD Disclosures.

On September 12, 2023, the Company issued a press release concerning the matters disclosed in Item 5.02 above. The information furnished in this Item 7.01 will not be treated as “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into any filing under the Securities Act, or into another filing under the Exchange Act, unless that filing expressly incorporates by reference this Item 7.01 of this report.

Item 8.01	Other Events.

On September 11, 2023, the Board established a committee of the Board, designated the “Executive Committee,” and vested in such committee the authority, on behalf of the Board, to exercise all the powers and authority of the Board in the management of the business and affairs of the Company to the maximum extent permitted by Section 141(c) of the Delaware General Corporation Law. The Board has appointed each of Wayne Burris, Catherine M. Burzik, Stuart M. Essig, Jason M. Hannon, John B. Henneman, III, James F. Hinrichs, Shweta Singh Maniar and Michael E. Paolucci to serve as members of such committee, and appointed Ms. Burzik as the Chair of such committee. The Board has retained concurrent power and authority with respect to all powers and authorities designated to the Executive Committee.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated September 12, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.

Date: September 13, 2023	By:	/s/ Catherine Burzik
Catherine Burzik
Interim Chief Executive Officer and Chair of the Board of Directors